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                                                                     EXHIBIT 4.2
                           U.S. PHYSICAL THERAPY, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT

         THIS AGREEMENT is made and entered effective as of February 26, 2002 between U.S. Physical Therapy, Inc., a Nevada corporation (the "Corporation"), and MARY DIMICK (the "Holder") in connection with the grant of a Nonstatutory Option (hereinafter defined).

                                  WITNESSETH:

         WHEREAS, the Holder is employed by the Corporation, one of its Affiliates (hereinafter defined) or U.S. PT Management, Ltd., a Texas limited partnership ("USPTM") and the Corporation desires to encourage him to own Stock (hereinafter defined) and to give him added incentive to advance the interests of the Corporation and desires to grant the Holder a Nonstatutory Option (the "Option) to purchase shares of Stock of the Corporation under terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of these premises, the parties agree that the following shall constitute the Agreement between the Corporation and the Holder:

         1. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below:

         1.1 "Affiliates" shall mean (a) any corporation, other than the Corporation, in an unbroken chain of corporations ending with the Corporation if each of the corporations, other than the Corporation, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (b) any corporation, other than the Corporation, in an unbroken chain of corporations beginning with the Corporation if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         1.2 "Agreement" shall mean the written agreement between the Corporation and the Holder which is embodied herein.

         1.3 "Board of Directors" shall mean the board of directors of the Corporation.

         1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.5 "Eligible Individual" shall mean an employee of the Corporation or of any of its Affiliates or of USPTM.

         1.6 "Nonstatutory Option" shall mean a stock option that is not intended to satisfy the requirements of section 422 of the Code.

         1.7 "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.8 "Stock" shall mean the Corporation's authorized common stock, $.01 par value, together with any other securities with respect to which this Option may become exercisable.

         2. Grant of Option. Subject to the terms and conditions set forth herein, the Corporation grants to the Holder an Option to purchase from the Corporation during the period ending ten years from the date of said grant 10,000 shares of Stock at a price of $14.75 per share, subject to adjustment or termination as provided in Paragraph



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                                                                          Page 2



12 below. This Option is exercisable with respect to the shares of Stock indicated as 2,000 shares of Stock one year from the date of grant and 2,000 each year thereafter from the date of grant.

         Notwithstanding the foregoing, upon the occurrence of a "Change in Control" of the Corporation (as defined below), the Option shall become exercisable in full without regard to the foregoing schedule, except as provided in the next sentence. If, after reduction for any applicable federal excise tax that would be imposed on the Holder under Section 4999 of the Code and any federal income tax that would be imposed on the Holder by the Code, the Holder's net proceeds from an exercise of the Option in full and immediate sale of the Stock would be less than the amount of the Holder's net proceeds, after reduction for federal income taxes, resulting from an exercise of the Option and immediate sale of the Stock after acceleration of exercisability of the Option only to the extent of the "Parachute Cap" as defined below, then the Option shall become exercisable in the event of a Change in Control only to the extent of the Parachute Cap. For this purpose, the "Parachute Cap" means the maximum extent to which the Option could be made exercisable upon a Change in Control of the Corporation, taking into account any other payments or other benefits to the Holder from the Corporation or any Affiliate, without the Holder being deemed to have received a "parachute payment" as defined in Code Section 280G(b)(2). In the event that the application of the Parachute Cap would otherwise prevent the Option from becoming exercisable in full, the Holder shall have the right, in the Holder's discretion, to designate payments or other benefits to the Holder from the Corporation or any Affiliate (if any) that shall be reduced or eliminated so as to permit the Option to become exercisable to a greater extent.


         A "Change in Control" shall mean any of the following events:

               (a) a merger or consolidation to which the Corporation is a party if the individuals and entities who were stockholders of the Corporation immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 ("Rule 13d-3")) of less than 50 percent of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; or

               (b) the sale of all or substantially all of the assets of the Corporation to any person or entity that is not a wholly-owned subsidiary of the Corporation; or

               (c) the stockholders of the Corporation approve any plan or proposal for the liquidation of the Corporation; or

               (d) a change in the composition of the Board of Directors at any time during any consecutive 24-month period such that the Incumbent Directors cease for any reason to constitute at least a majority of the Board of Directors. For this purpose, the "Incumbent Directors" means those members of the Board of Directors who either:

                    (1) were directors at the beginning of such consecutive 24-month period; or

                    (2) were elected by, or on the nomination or recommendation of, a majority of the then-members of the Board of Directors.

         3. Notice of Exercise. This Option may be exercised in whole or in part, from time to time, in accordance with Paragraph 2, by written notice to the Corporation at the address provided in Paragraph 11, which notice shall:

               (a) specify the number of shares of Stock to be purchased and the exercise price to be paid therefor;

               (b) if the person exercising this Option is not the Holder, contain or be accompanied by evidence satisfactory to the Committee of such person's right to exercise this Option; and



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               (c)  be accompanied by payment in full of the purchase price in any form acceptable to the Committee in its sole discretion, which form may include cash, shares of Stock or a share or shares of Stock owned by the Holder and surrendered for actual or deemed multiple exchanges of shares of Stock, or any combination thereof. The Corporation shall not in any case be required to sell, issue, or deliver a fractional share of Stock with respect to this Option.


         4. General Restrictions. The Corporation shall not be required to sell or issue any shares of Stock under this Option if the sale or issuance of such shares would constitute a violation by the individual exercising this Option or by the Corporation of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to this Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of this Option. Specifically in connection with the Securities Act, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by this Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to it that the holder of this Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Corporation shall be final, binding, and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of this Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that this Option shall not be exercisable unless and until the shares of Stock covered by this Option are registered or are subject to an available exemption from registration, the exercise of this Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. At the time of any exercise of this Option, the Corporation may, as a condition precedent to the exercise of this Option, require from the Holder of the Option (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of this Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by such Holder (or in the event of his death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. Certificates for shares of Stock, when issued, may have the following or similar legend (in the event the shares of Stock covered by this Option are not then registered under the Securities Act and under applicable state securities laws), or statements of other applicable restrictions, endorsed thereon, and, as described in the preceding sentence, may not be immediately transferable:

             The shares of Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, in reliance upon an exception from registration. Without such registration, these shares may not be sold, transferred, assigned or otherwise disposed of unless, in the opinion of the Corporation and its legal counsel, such sale, transfer, assignment or disposition will not be in violation of the Securities Act


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                                                                          Page 4


              of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.


         5. Transfer and Exercise of Option. This Option shall not be transferable except by will or by the laws of descent and distribution. During the Holder's lifetime this Option may be exercised only by him. No assignment or transfer of this Option, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by will or by the laws of descent or distribution, shall vest in the assignee or transferee any interest or right whatsoever in this Option.

         6. Status of Holder. The Holder shall not be deemed a stockholder of the Corporation with respect to any of the shares of Stock subject to this Option, except to the extent that such shares shall have been purchased and transferred to him. The Corporation shall not be required to issue or transfer any certificates for shares of Stock purchased upon exercise of this Option until all applicable requirements of law have been complied with and, in the event that the Stock is publicly traded, such shares shall have been duly listed on any securities exchange on which the Stock may then be listed.

         7. No Effect on Capital Structure. This Option shall not affect the right of the Corporation or any Affiliate thereof to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

         8. Premature Expiration of Option. If a Holder (a) voluntarily ceases to be an Eligible Individual or (b) ceases to be an Eligible Individual by reason that his status as such was terminated by the Corporation or one of its Affiliates (with or without cause), this Option shall terminate thirty days after such Holder ceases to be an Eligible Individual.

         Notwithstanding the foregoing, if a Holder ceases to be an Eligible Individual by reason of (a) disability (as defined in Section 22(e)(3) of the Code) or (b) death, then the Holder shall have the right for twelve months after the date of disability or death to exercise this Option to the extent that it is exercisable on the date of his disability.

         That portion of this Option which is not exercisable on the date the Holder ceases to be an Eligible Individual shall terminate and be forfeited to the Corporation on the date of such cessation.

         9. Board Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made under Paragraph 12 and any controversy which may arise under this Agreement shall be determined by the Board of Directors in its sole discretion.

         10. Tax Withholding. This Option is not intended to qualify as an "incentive stock option"within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, and shall be so construed. The parties recognize that the Corporation or an Affiliate may be obligated to withhold federal, state and local income taxes and Social Security taxes to the extent that the Holder realizes ordinary income in connection with the exercise of the Option. The Holder agrees that the Corporation or Affiliate may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Holder, and also agrees that upon demand the Holder will promptly pay to the Corporation or Affiliate having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or cash equivalent.



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         11. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail, courier or facsimile machine. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or Holder may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance herewith, the Corporation and the Holder specify their respective addresses as set forth below:

        Corporation:            U.S. Physical Therapy, Inc. Att'n:  Corporate
                                Secretary
                                3040 Post Oak Boulevard, Suite 222
                                Houston, Texas  77056

        Holder:                 Mary Dimick
                                2312 Creekridge Drive
                                McKinney, TX  75070

         12. Adjustments Upon Changes in Capitalization, Merger, Etc. Notwithstanding any other provision hereof, in the event of any change in the number of outstanding shares of Stock

                  (a) effected without receipt of consideration therefor by the Corporation, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Corporation is the surviving corporation, or

                  (b) by reason of a spin-off of a part of the Corporation into a separate entity, or assumptions and conversions of outstanding grants due to an acquisition by the Corporation of a separate entity,

(1) the number and class of shares subject to this Option and (2) the exercise price of this Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change (provided, however, that any fractional share resulting from such adjustment may be eliminated). In the event of a dispute concerning such adjustment, the Board of Directors has full discretion to determine the resolution of the dispute. Such determination shall be final, binding and conclusive.

         In addition to the foregoing, in the event of:

                  (a) a dissolution or liquidation of the Corporation,

                  (b) a merger or consolidation (other than a merger effecting a reincorporation of the Corporation in another state or any other merger or a consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation


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                                                                          Page 6


         are substantially identical to the stockholders of the Corporation and their proportionate interests therein immediately prior to the merger or consolidation) in which the Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of the Corporation and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of the Corporation and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board of Directors may at any time prior to such a merger or consolidation provide by resolution that the foregoing provisions of this parenthetical shall not apply if a majority of the board of directors of such parent immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the transaction), or

                (c) a transaction in which any person becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation (provided, however, that the Board of Directors may at any time prior to such transaction provide by resolution that this subparagraph (c) shall not apply if such acquiring person is a corporation and a majority of the board of directors of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the acquisition of such 50% or more total combined voting power)

    this Option shall terminate, except to the extent provision is made in writing in connection with such transaction for the assumption of this Option, or for the substitution for this Option of a new option covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise price, in which event this Option shall continue in the manner and under the terms so provided. In the event of any such termination of this Option, the Holder shall have the right (subject to the general limitations on exercise set forth in Paragraph 8 above), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board of Directors in its sole discretion shall determine and designate, to exercise this Option in whole or in part, whether or not this Option was otherwise exercisable at the time such termination occurs. The Board shall send written notice of an event that will result in such a termination to the Holder not later than the time at which the Corporation gives notice thereof to its stockholders.


         13. Rights as a Stockholder. The Holder shall have no right as a stockholder with respect to any shares covered by this Option until a certificate representing such shares is issued to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Paragraph 12 hereof.

         14. Furnish Information. The Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

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                                                                          Page 7



         15. Termination of Employment. In the event of the Holder's termination of employment with the Corporation or an Affiliate or USPTM, the unexercised portion of this Option granted hereunder shall terminate in accordance with Paragraph 8 hereof.

         16. Right of the Corporation, Affiliates Thereof and USPTM to Terminate Holder's Employment. Nothing contained in this Agreement shall confer upon the Holder the right to continue in the employ of the Corporation, any of its Affiliates or USPTM, or interfere in any way with the rights of the Corporation, any of its Affiliates or USPTM to terminate his employment at any time.

         17. No Liability for Good Faith Determinations. The members of the Board of Directors shall not be liable for any act, omission, or determination taken or made in good faith with respect to this Agreement, and members of the Board of Directors shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

         18. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board of Directors may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         19. No Guarantee of Interests. Neither the Board of Directors nor the Corporation guarantees the Stock of the Corporation from loss or depreciation.

         20. Corporation Records. Records of the Corporation or its Affiliates (including USPTM) regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Board of Directors to be incorrect.

         21. No Liability of Corporation. The Corporation assumes no obligation or responsibility to the Holder or his legal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Board of Directors.

         22. Corporation Act. Any action required of the Corporation shall be by resolution of its Board of Directors, by a person authorized to act by resolution of the Board of Directors, or by a person authorized to act by the bylaws of the Corporation.

         23. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         24. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or



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terminated except by a written instrument signed by the Corporation and the
Holder; provided, however, that the Corporation unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Holder hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

         25. Successors. This Agreement shall be binding upon the Holder, his legal representatives, heirs, legatees and distributees, and upon the Corporation and its successors and assigns.

         26. Headings. The titles and headings of Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         27. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Nevada except to the extent Nevada law is preempted by federal law. Questions arising with respect to the provisions of this Agreement that are matters of contract law shall be governed by the contract law of the State of Texas, except to the extent preempted by federal law and except to the extent that Nevada corporate law conflicts with the contract law of such state, in which event Nevada corporate law shall govern. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

         28. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and the Holder has hereunto set his hand effective as of the day and year first above written.

                                    U.S. PHYSICAL THERAPY, INC.

                                    By: /s/ Roy Spradlin
                                        --------------------------------------
                                    Name:   Roy Spradlin
                                    Title: President & Chief Executive Officer
                                    Date of Execution:  February 27, 2002
                                                      ------------------------

                                    HOLDER
                                    /s/ Mary Dimick
                                    ------------------------------------------
                                    Date of Execution:  February 27, 2002
                                                      ------------------------